SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  MARCH 26, 1997
                        Commission File Number:  0-10104


                     LA TEKO RESOURCES LTD.
             (Exact Name of Registrant as Specified in its Charter)


         BRITISH COLUMBIA                 87-0483319
     (State or other jurisdiction of     (IRS Employer
     incorporation or organization)   Identification No.)



   SUITE 500, 625 HOWE STREET
           VANCOUVER, B.C.                  V6C 2T6
     (Address of Principal                (Zip Code)
      Executive Offices)

              Registrant's Telephone Number, including Area Code:
                        (604) 688-0833



                        NOT APPLICABLE
     (Former name, former address, and formal fiscal year, if changed since last report)

--------------------------------------------------------------------------

                             ITEM 5:  OTHER EVENTS

--------------------------------------------------------------------------

On March 26, 1997, La Teko Resources Ltd. (the "Company") announced assay results from a drill hole completed late last year on its True North property. Drill hole #568 encountered a high grade extension into the Zeppelin zone. The hole intersected a gold mineralized zone of 75 feet, believed to very close to true thickness with an average grade of 0.377 oz. Au per ton. Management of the Company is excited by this result and believes it is one of the highest grade holes yet drilled on the property, opening up a very promising extension of the Zeppelin to the southwest. This hole along with others announced in January of this year (see table below), is both higher grade and thicker than most of the previous intercepts on the property. It demonstrates the potential of these new zones to significantly increase reserves.

                             INTERVAL (FEET)               GRADE
                           ------------------    WIDTH       OZ.
  HOLE          ZONE         FROM        TO     (FEET)    AU/TON
--------  --------------   --------    ------   ------   --------

522(2)    Central (deep)    245 ....... 355       110      0.242
539(2)    New Zone ......    40 .......  95        55      0.123
           ..............   140 ....... 160        20      0.121
541(2)    New Zone ......   165 ....... 230        65      0.178
568(1)    Zeppelin ......    70 ....... 145        75      0.377
 incl.     ..............    70 ....... 100        30      0.611
 incl.     ..............   100 ....... 145        45      0.221

(1)  New results
(2)  Previously announced

A number of additional core holes from the 1996 program are in the process of being split for assay.

Newmont Exploration, Ltd. ("Newmont") has informed the Company that it has commenced its 1997 drilling program on the True North joint venture. The first hole, number 571, is located to test the high grade Zeppelin extension identified in hole 568. A second drill will be added within a week, as part of the previously announced $21. million program which will extend into June 1997.

The True North property is located 16 miles northeast of Fairbanks, Alaska, just off the paved Steese Highway, and seven miles northwest of the Fort Know Mine of Cyprus AMAX Minerals. The Company has received $6 million in cash payments from Newmont which is earning a 65% interest in the property. Newmont must now complete a feasibility study which recommends placing the property into production and spend the first $21 million in exploration and development costs.

La Teko Resources Ltd. is a gold exploration company active in Alaska. The Company holds two projects in the advanced exploration to development stage, True North and Ryan Lode, and several early stage exploration projects.


--------------------------------------------------------------------------

                                   SIGNATURES

--------------------------------------------------------------------------
     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   LA TEKO RESOURCES LTD.


Dated:  April 2, 1997              By /s/ Gerald G. Carlson, President